UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 7, 2025

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2025, Bluejay Diagnostics, Inc. (the “Company”), entered into inducement letter agreements (the “Inducement Letter Agreements”) with certain existing holders (the “Holders”) of the Company’s existing Class C warrants, pursuant to which such Holders agreed to purchase an aggregate of 1,085,106 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), originally issued to the Holders on June 28, 2024 (the “Existing Warrants”). Pursuant to the Inducement Letter Agreements, the Holders agreed to immediately exercise for cash the Existing Warrants at a reduced exercise price of $3.42 per share (from the prior exercise price of $16.30 per share), and in connection therewith, the parties agreed that the Holders would receive new Class E warrants (the “New Warrants”) to purchase up to 1,085,106 unregistered shares of Common Stock (the “New Warrant Shares”) for an immediate payment of $0.125 per New Warrant. Each New Warrant has an initial exercise price equal to $3.42 per share, is immediately exercisable, and expires on April 8, 2030.

The exercise of the Existing Warrants resulted in the Company issuing 682,203 shares of Common Stock at closing and, pursuant to terms of the Inducement Letter Agreements, the pre-funding (other than a remaining $0.0001 per share exercise price) of 402,903 shares of Common Stock underlying the Existing Warrants where the applicable Holder would have exceeded a specified beneficial ownership limitation contained in the applicable Existing Warrant if shares of Common Stock had been issued at closing.

The New Warrants were issued and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1993, as amended (the “Securities Act”), and/or Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act. Pursuant to the Inducement Letter Agreements, the Company agreed to file a registration statement providing for the resale by the purchasers of the shares of Common Stock issuable upon exercise of the New Warrants.

The gross proceeds to the Company from the exercise of the Existing Warrants and the sale of the New Warrants are approximately $3.7 million. The Company paid a financial advisory fee to Aegis Capital Corp. of approximately $385,000. The closing of the transactions occurred on April 8, 2025.

The descriptions of the terms and conditions of the form of New Warrant and the form of Inducement Letter Agreement are qualified by reference to the full text of such documents, which are attached hereto as Exhibits 4.1 and 10.1, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On April 7, 2025, the Company issued a press release announcing the transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

4.1	Form of Class E Common Stock Purchase Warrant, dated April 8, 2025

10.1	Form of Inducement Letter Agreement, by and between the Company and each purchaser identified on the signature pages thereto, dated as of April 7, 2025

99.1	Press Release dated April 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics, Inc.

Dated: April 9, 2025	By:	/s/ Neil Dey
Neil Dey
President and Chief Executive Officer

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